Exhibit 24.1
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Carl M. Casale and David A. Kastelic, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign a Form 10-K under the Securities Act of 1933, as amended, of CHS Inc. and any and all amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

Name	Title	Date

/s/ Carl M. Casale	Chief Executive Officer	10/3/2012
Carl M. Casale	(principal executive officer)

/s/ David A. Kastelic	Executive Vice President & Chief Financial Officer	10/3/2012
David A. Kastelic	(principal financial officer)

/s/ Jerry Hasnedl	Chairman of the Board	10/3/2012
Jerry Hasnedl

/s/ Donald H. Anthony	Director	10/3/2012
Donald Anthony

/s/ Robert A. Bass	Director	10/3/2012
Robert Bass

/s/ David Bielenberg	Director	10/3/2012
David Bielenberg

/s/ Clinton J. Blew	Director	10/3/2012
Clinton J. Blew

/s/ Dennis Carlson	Director	10/3/2012
Dennis Carlson

/s/ Curt Eischens	Director	10/3/2012
Curt Eischens

/s/ Larry Jon Erickson	Director	10/3/2012
Jon Erickson

/s/ Steven J. Fritel	Director	10/3/2012
Steve Fritel

/s/ David R. Kayser	Director	10/3/2012

Name	Title	Date
David Kayser

/s/ Randy Knecht	Director	10/3/2012
Randy Knecht

/s/ Greg Kruger	Director	10/3/2012
Greg Kruger

/s/ Edward Malesich	Director	10/3/2012
Edward Malesich

/s/ Michael Mulcahey	Director	10/3/2012
Michael Mulcahey

/s/ Steve Riegel	Director	10/3/2012
Steve Riegel

/s/ Daniel W. Schurr	Director	10/3/2012
Daniel Schurr

/s/ Michael Toelle	Director	10/3/2012
Michael Toelle